Exhibit 32.1

NAVIGATION TECHNOLOGIES CORPORATION

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Judson C. Green, President and Chief Executive Officer (principal executive officer) of Navigation Technologies Corporation (the “Registrant”), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the quarter ended September 28, 2003 of the Registrant (the “Report”):

(1)       The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Judson C. Green
Name: Judson C. Green
Date: November 10, 2003